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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 27, 2006, except for the loss per share discussed in Note 1, as to which the date is December 8, 2006, and June 21, 2005, except for the effect of discontinued operations discussed in Note 3, as to which the date is October 21, 2005 and the loss per share discussed in Note 1, as to which the date is December 8, 2006, relating to the financial statements of Marquee Holdings Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri December 8, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM